EXHIBIT 4.1
                                                                     -----------

                                ESCROW AGREEMENT


         Agreement dated as of May 10, 1999, by and among Excel Switching Corporation, a Massachusetts corporation ("Parent"), Racepoint Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), RAScom, Inc., a Delaware corporation (the "Company"), State Street Bank and Trust Company (the "Indemnification Escrow Agent"), Mark B. Galvin (the "Indemnification Representative") and each of the Shareholders of the Company identified on the signature page hereto (the "Company Shareholders").

         WHEREAS, the Parent, Merger Sub, the Company and the Company Shareholders have entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of April 15, 1999; and

         WHEREAS, the Merger Agreement provides for the designation of Mark B. Galvin as the Indemnification Representative with all the powers and authority ascribed to the Indemnification Representative herein; and

         WHEREAS, it is a condition of the Merger Agreement that the parties thereto enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and agreements set forth below, the parties agree as follows:


         SECTION 1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. As provided in the Merger Agreement, all representations, warranties and covenants of the Company, Company Shareholders, Parent and Merger Sub contained therein or in any other agreement, schedule, document, written statement, certificate or other instrument delivered by or on behalf of the Company, Company Shareholders, Parent or Merger Sub, as the case may be, pursuant to the terms of this Agreement or the Merger Agreement shall survive the execution and delivery of this Agreement and the Merger Agreement, any investigation by or on behalf of the Company, the Company Shareholders, Parent or Merger Sub, as the case may be, and the completion of the transactions contemplated hereby and thereby and shall terminate on the "Indemnification Termination Date", as that term is defined in
Section 7.1 of the Merger Agreement. The aggregate liability of each Company Shareholder under this Agreement and the Merger Agreement shall be limited to fifteen percent (15%) of the value of the Parent Common Stock, including the Indemnification Escrow Shares, and cash received by such Company Shareholder at the Effective Time pursuant to Article II of the Merger Agreement (the "Limitation Amount"); provided, however, that nothing in this Agreement or the Merger Agreement shall be deemed to limit any right or remedy of Parent or the Surviving Corporation for criminal activity or fraud, or breaches by any Company Shareholder of covenants or inaccuracies in any representations or warranties set forth in any Registration Rights Agreement or for breaches by the Company or any Company Shareholder of the

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representations, warranties or covenants set forth in Section 4.18 or Article
IV-A of the Merger Agreement or for any expenses incurred by Parent in connection with the Merger and on behalf of the Company in excess of the limits set forth in Section 9.9 of the Merger Agreement. The value of each share of Parent Common Stock hereunder shall be $25.64375, which represents the ten (10) trading day average of the closing sale price per share of the Parent Common Stock on the Nasdaq National Market from March 15, 1999 through March 26, 1999. Any capitalized term herein not otherwise defined shall have the meaning ascribed to such term in the Merger Agreement.

         Parent and the Surviving Corporation shall not be entitled to indemnification pursuant to Section 2 hereof until the aggregate amount of all losses, expenses, liabilities and other damages suffered by Parent or the Surviving Corporation exceeds $300,000 (including attorney's fees and expenses incurred in connection therewith) (the "Indemnity Threshold") whereupon Parent and the Surviving Corporation shall be entitled to indemnification hereunder for the aggregate amount of all of such losses, expenses, liabilities and other damages suffered by Parent or the Surviving Corporation exceeding $300,000. The Indemnity Threshold shall be determined without regard to any materiality qualification contained in any representation or warranty and shall not apply with respect to claims under Section 8.2 or with respect to Section 4.18 or
Article IV-A of the Merger Agreement or for any expenses incurred by Parent in connection with the Merger on behalf of the Company in excess of the limits set forth in Section 9.9 of the Merger Agreement.


         SECTION 2  INDEMNIFICATION.

                  (a) Parent and the Surviving Corporation shall be indemnified and held harmless by the Company Shareholders against any loss, expense, liability or other damage (including reasonable legal and accounting fees and costs) suffered by Parent or the Surviving Corporation through the Indemnification Termination Date resulting from:

                           (i) any inaccuracy in or breach of any of the
representations, warranties, or covenants made by the Company or a Company Shareholder in the Merger Agreement, as modified and supplemented by the Company Disclosure Schedule, or any certificate issued by the Company or a Company Stockholder pursuant to Sections 6.3(a), 6.3(g) and 6.3(j) of the Merger Agreement; or

                           (ii) any expenses and fees incurred by the
Indemnification Representative pursuant to Section 6(c) hereof or incurred by Parent in connection with the Merger on behalf of the Company in excess of the limits set forth in Section 9.9 of the Merger Agreement; or

                           (iii) the failure of any Company Product shipped by
the Company prior to the Closing Date to meet the standards set forth for Year 2000 Compliance as such term is described in Section 4.15 of the Merger Agreement.

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                                       -3-

                  (b) In case any event shall occur which would otherwise entitle any of the parties to assert a claim for indemnification hereunder, no loss, damage or expense shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto.

                  (c) The indemnification obligations of the Company Shareholders hereunder shall be joint and several, except as set forth below. The indemnity obligations of the Company Shareholders in respect of Article IV-A of the Merger Agreement shall be several and not joint, and shall apply, in the case of any particular Company Shareholder, only to losses arising out of the breach by such Company Stockholder of his representations and warranties in such Article.


         SECTION 3  DISTRIBUTIONS AND CLAIMS.

                  (a) Upon obtaining knowledge of any facts, claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder (referred to herein as an "Indemnification Claim"), Parent or the Surviving Corporation, as applicable (the "Indemnified Party"), shall promptly give written notice of such facts, claim or demand ("Notice of Claim") to the party from whom indemnification is sought (the "Indemnifying Party") as described below. The Indemnified Party shall give the Notice of Claim to either (i) the Indemnification Representative and to the Indemnification Escrow Agent if the Notice of Claim is given prior to the earlier of (x) one (1) year from the Effective Time and (y) publication of Parent's audited financial results for the year ended December 31, 1999 (the "Escrow Termination Date") or
(ii) the Company Shareholder(s) against whom the Parent is asserting the Indemnification Claim if the Notice of Claim is given after the date all Indemnification Escrow Shares have been delivered to Parent or the Surviving Corporation in satisfaction of other Indemnification Claims. Parent shall give written notice to the Indemnification Escrow Agent and the Indemnification Representative of the publication of Parent's audited financial results for the year ended December 31, 1999. Such notice shall also set forth the Escrow Termination Date. Parent or the Surviving Corporation, as applicable, shall not be entitled to give a Notice of Claim after the Indemnification Termination Date except with respect to any matter which was the subject of a Notice of Claim given prior to such date.

                  The Notice of Claim shall set forth the amount of the loss, expense, liability or other damage suffered, or which may be suffered, by the Indemnified Party, and, in the case of a Notice of Claim delivered pursuant to clause (ii) above, the amount to be paid by the Company Shareholder(s). So long as the Notice of Claim is given by the Indemnified Party prior to the Indemnification Termination Date, no failure or delay by the Indemnified Party in the giving of a Notice of Claim shall reduce or otherwise affect the Indemnified Party's right to indemnification hereunder except to the extent that the Indemnifying Party has been prejudiced thereby.
The date of a Notice of Claim shall be deemed to be:

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                                       -4-

                           (x) the second business day after the date of the
                     postmark on the registered or certified mail (postage prepaid, return receipt requested) containing the Notice of Claim; or

                           (y) if the Notice of Claim is personally delivered,
                     the date of such personal delivery.

                  (b) (i) Upon receipt of a Notice of Claim at any time after the Indemnity Threshold has been reached and prior to the Escrow Termination Date, the Indemnification Escrow Agent shall, subject to the provisions of Section 3(b)(ii) hereof, deliver to Parent, as promptly as practicable after expiration of the twenty-day notice period set forth in clause
(ii) below, Indemnification Escrow Shares with a value equal to the amount of the loss, expense, liabilities or other damage set forth in the Notice of Claim (as determined pursuant to Section 1 and rounded up to the nearest whole share).

                           (ii) The Indemnification Representative shall have
twenty (20) days from the date of a Notice of Claim within which to object, by written notice of objection given to Parent and the Indemnification Escrow Agent, to any Indemnification Claim (a "Challenged Claim"). If notice of objection to any such claim is not provided by the Indemnification Representative, the validity and stated amount of the claim and the number of Indemnification Escrow Shares to be delivered will be deemed to have been accepted (such claims being referred to herein as "Accepted Claims"). The Indemnification Representative, Parent and Surviving Corporation shall submit the matter of a Challenged Claim to arbitration in accordance with Section 9 hereof. If a Notice of Claim sets forth a claim or demand asserted by a third party (a "Third Party Claim"), the provisions of Section 3(d) shall also apply.

                           (iii) The Indemnification Escrow Agent shall retain
in escrow after the Escrow Termination Date the number of Indemnification Escrow Shares having a value (as determined pursuant to Section 1 and rounded up to the nearest whole share) equal to the dollar amount of all Challenged Claims and pending or threatened Indemnification Claims which have not been finally determined ("Pending Claims"). The "dollar amount" of any Pending Indemnification Claim shall be calculated assuming the maximum possible exposure set forth in the Notice of Claim, except, however, that, with respect to a Pending Indemnification Claim for which legal action has not been taken against Parent or the Surviving Corporation within one year following the Notice of Claim (the "Period"), then the dollar amount of such Pending Indemnification Claim shall be as agreed upon by Parent and the Indemnification Representative, and if they cannot agree within 90 days of the end of the Period, then such dollar amount shall be determined by arbitration in accordance with Section 9 herein.

                           (iv) As promptly as practicable after the Escrow
Termination Date, the Indemnification Escrow Agent shall deliver to the Company Shareholders the balance of the Indemnification Escrow Shares not delivered to Parent or the Surviving Corporation, as applicable, or retained in escrow pursuant to Section 3(b)(iii). Each Company Shareholder shall receive his proportional share interest in such distribution, to

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                                       -5-

be determined as follows: the number of Indemnification Escrow Shares to be distributed to each Company Shareholder shall be equal to a percentage of the remaining Indemnification Escrow Shares determined by dividing (A) the sum of the number of Indemnification Escrow Shares delivered to the Escrow Agent at the Closing for the account of such Company Shareholder, less the number of Indemnification Escrow Shares distributed by the Escrow Agent for the account of such Company Shareholder in respect of Indemnification Claims for which other Company Shareholders were not jointly liable by (B) the sum of the remaining number of Indemnification Escrow Shares plus the aggregate number of Indemnification Escrow Shares distributed by the Escrow Agent in respect of Indemnification Claims for which the Company Shareholders were jointly liable.

                           (v) Upon receipt of a Notice of Claim at any time
after (i) the Indemnity Threshold has been reached and (ii) the date all Indemnification Escrow shares have been delivered to Parent, and prior to the Indemnification Termination Date, a Company Shareholder shall, subject to the provisions of Section 3(b)(vi) hereof, deliver to Parent within five (5) days of the expiration of the twenty-day notice period set forth in clause (vi) below, shares of Parent Common Stock acquired in the Merger, or, in the event that such Company Shareholder no longer owns shares of Parent Common Stock acquired in the Merger, cash, having a value (as determined under Section 1 above) equal to the amount set forth in the Notice of Claim or, if less, an amount equal to the Limitation Amount in respect of such Company Shareholder, determined pursuant to
Section 1 above, less the value of the Indemnification Escrow Shares delivered to the Escrow Agent for the account of such Company Shareholder at the Effective Time, determined pursuant to Section 1 above.

                           (vi) A Company Shareholder shall have twenty (20)
days from the date of a Notice of Claim within which to object, by written notice to Parent, to any Indemnification Claim (a "Shareholder Challenged Claim"). If notice of objection to any such claim is not provided by the Company Shareholder, the validity and stated amount of the claim will be deemed to have been accepted. The parties shall submit the matter of a Shareholder Challenged Claim to arbitration in accordance with Section 9 hereof. If a Notice of Claim sets forth a Third Party Claim the provisions of Section 3(d) shall also apply.

                  (c) Indemnification Escrow Shares that are not distributed to the Company Shareholders on the Escrow Termination Date because they have been retained pursuant to Section 3(b)(iii) shall be distributed (as appropriate) as promptly as practicable after disposition of each such Indemnification Claim. Upon the date after which the last of all Challenged Claims and all other Indemnification Claims has been finally determined and the final distribution has been made to Parent (and to the Indemnification Representative, if applicable) (the "Termination Date"), the balance of all Indemnification Escrow Shares shall be delivered to the Company Shareholders in accordance with Section 3(b)(iv).

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                                       -6-

                  (d) (i) In the event of a Third Party Claim, the Indemnifying Party acting through the Indemnification Representative if applicable, shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within 10 days of the date of the Notice of Claim concerning the commencement or assertion of any Third Party Claim, to participate in the defense of such Third Party Claim. The Indemnified Party shall not settle such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any Third Party Claim at any time, provided that in such event it waives any right to indemnification therefor by the Indemnifying Party.

                           (ii) Within 10 days of the date a court of competent
jurisdiction or arbitrator shall determine that the Indemnified Party is liable for all or a portion of the monetary liability arising out of any Third Party Claim or a settlement is reached, the Indemnifying Party shall be obligated to deliver to the Indemnified Party cash or, at the option of the Indemnifying Party, shares of Parent Common Stock, with a value (as determined pursuant to Section 1 and rounded up to the nearest whole share) equal to such liability or settlement unless an appeal is made in accordance with the next sentence. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond required to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such Third Party Claim. The Indemnifying Party and Indemnified Party shall submit disputes regarding any payments due under this Section 3(d)(ii) to arbitration in accordance with Section 9.

                           (iii) The Indemnifying Party and the Indemnified
Party shall cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be requested in connection therewith.


         SECTION 5  VOTING RIGHTS AND DISTRIBUTIONS.

                  (a) The Indemnification Escrow Shares, unless and until delivered to Parent pursuant to this Agreement, shall be registered in the respective name of the Indemnification Escrow Agent and held on behalf of the Company Shareholders. The Indemnification Escrow Agent will vote any Indemnification Escrow Shares held by it for the account of any Company Shareholder in accordance with any written instructions that are provided by such Company Shareholder to the Indemnification Escrow Agent. All cash dividends or distributions of assets declared by Parent with respect to its Common Stock prior to the Escrow Termination Date, shall be payable to the Company Shareholders as if each had received all of the shares of Parent Common Stock deliverable to him at the Effective Time of the Merger and no shares had been placed into escrow under this Agreement (subject to reduction to reflect the delivery of

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                                       -7-

Indemnification Escrow Shares to Parent or the Surviving Corporation) under this Agreement).

                  (b) All shares of Parent Common Stock relating to Indemnification Escrow Shares still held by the Indemnification Escrow Agent under this Agreement and resulting from conversion, stock dividend, stock split, reclassification, recapitalization or corporate reorganization of Parent, shall be delivered to the Indemnification Escrow Agent when deliverable to holders of other outstanding shares of Parent Common Stock, shall be credited to the accounts of the Company Shareholders and shall constitute additional Indemnification Escrow Shares.


         SECTION 6  THE INDEMNIFICATION REPRESENTATIVE.

                  (a) As long as there are shares held in escrow pursuant to this Agreement, the Company Shareholders, and each of them, will be represented by the Indemnification Representative who is empowered to receive any notice under this Agreement for the Company Shareholders, and each of them, and to give any and all notices and instructions and take any and all action for and on behalf of the Company Shareholders, and each of them, under this Agreement. The Company Shareholders will have the right to remove the Indemnification Representative and, upon such removal or, in the event of the Indemnification Representative's death or resignation, to appoint as the new Indemnification Representative any former Company Shareholder at any time and from time to time during the period when any shares are held in escrow, by a vote of Company Shareholders holding a majority interest in the Indemnification Escrow Shares held in escrow at such time evidenced by a writing executed by such Company Shareholders. The appointment of a new Indemnification Representative will be of no force or effect whatsoever upon Parent or the Indemnification Escrow Agent or otherwise under this Agreement until the Indemnification Escrow Agent receives actual notice of such appointment, which notice must include at least: (i) the identity and address of the new Indemnification Representative and a statement that such Indemnification Representative has been appointed by a vote of Company Shareholders holding a majority interest in the Indemnification Escrow Shares and then held in escrow; (ii) the duly acknowledged signatures of each of the Company Shareholders voting for the new Indemnification Representative; and
(iii) a statement that any non-signing Company Shareholder has been notified in writing of the appointment of the new Indemnification Representative. Parent and the Indemnification Escrow Agent will be entitled to rely on any notice received in such form without conducting an investigation of the contents thereof. Prior to the Escrow Termination Date, any notice given to the Indemnification Representative will constitute notice to each and all of the Company Shareholders at the time notice is given to the Indemnification Representative. Any action taken by, or notice or instruction received from, the Indemnification Representative will be deemed to be action by, or notice or instruction from, each and all of the Company Shareholders. Parent may, and the Indemnification Escrow Agent will, disregard any notice or instruction received from any Company Shareholder other than the then acting Indemnification Representative with regard to this Agreement prior to the Escrow Termination Date.

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                                       -8-

                  (b) The Indemnification Representative shall not suffer any liability or loss for any act performed or omitted to be performed by him under this Agreement in the absence of gross negligence, bad faith or willful misconduct. The Indemnification Representative may consult with counsel in connection with his duties hereunder and shall be fully protected by any act taken, suffered, permitted, or omitted in good faith in accordance with the advice of counsel. The Indemnification Representative shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereof or for any lack of endorsement thereon, or for any description therein, nor shall he be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement, and the Indemnification Representative shall be fully protected in relying upon any written notice, demand, certificate or document which he in good faith believes to be genuine.

                  (c) The Indemnification Representative shall be entitled to employ such legal counsel and other experts as he may deem necessary to advise him properly with respect to his rights and obligations hereunder and to evaluate Indemnification Claims and to pursue challenges to Indemnification Claims or to defend Third Party Claims. The reasonable expenses and fees of such counsel and experts, and any reasonable, documented out-of-pocket expenses which the Indemnification Representative incurs under Section 3 or hereunder in relation to evaluating, challenging or contesting claims, shall be reimbursed by Parent, provided that any amounts so paid by Parent shall entitle Parent to file a Notice of Claim with respect to such amounts and collect against the Escrow.

                  (d) The Indemnification Representative hereby agrees to do such acts, and execute further documents, as shall be necessary to carry out the provisions of this Agreement or to transfer any Indemnification Escrow Shares pursuant to the terms hereof.


         SECTION 7 INTEREST IN ESCROW SHARES. The interest of the Company Shareholders in the Indemnification Escrow Shares (until released to them hereunder) is nonassignable and shall be transferable only by operation of law.


         SECTION 8   PROVISIONS CONCERNING THE ESCROW AGENT.

                  (a) The Indemnification Escrow Agent shall be entitled to reasonable compensation for all services rendered and expenses incurred by it in the performance of its obligations hereunder (on the basis of its regular fees as set forth on Exhibit A attached hereto). The Indemnification Escrow Agent shall be entitled to employ such legal counsel and other experts as it may deem necessary to properly advise it in connection with its obligations hereunder, and may rely on the advice of such counsel, and may pay them reasonable compensation therefor. The Indemnification Escrow Agent and such legal counsel's and other expert's fees and expenses shall be borne by Parent.

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                                       -9-

                  (b) The Indemnification Escrow Agent shall not be liable for any diminution of value of the Indemnification Escrow Shares. The
Indemnification Escrow Agent shall have no authority to sell or otherwise dispose of or encumber the Indemnification Escrow Shares except as provided herein.

                  (c) Notwithstanding any other provisions herein contained, the Indemnification Escrow Agent may at all times act upon and in accordance with the joint written instructions of Parent and the Indemnification Representative. The Indemnification Escrow Agent shall not be liable for any act done or omitted by it in accordance with such instructions or pursuant to the advice of counsel of its selection.

                  (d) The duties and responsibilities of the Indemnification Escrow Agent shall be limited to those expressly set forth in this Agreement and instructions given to the Indemnification Escrow Agent pursuant to this Agreement, and the Indemnification Escrow Agent shall not be subject to, nor obligated to recognize, any other agreement between any or all of the parties hereto even though reference thereto may be made herein; provided, however, with the written consent of the Indemnification Escrow Agent, this Agreement may be amended at any time by an instrument in writing signed by Parent and the Indemnification Representative. The Indemnification Escrow Agent shall advise Parent and the Indemnification Representative from time to time, upon request, as to (i) the number of Indemnification Escrow Shares represented by the certificate held by the Indemnification Escrow Agent, and (ii) the number of Indemnification Escrow Shares distributed by the Indemnification Escrow Agent to the Company Shareholders.

                  (e) The Indemnification Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereof, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement of this Agreement, and the Indemnification Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine.

                  (f) The Indemnification Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the parties hereto or by any other person, firm or corporation, except such notices or instructions as are herein provided for in this Agreement and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events, the Indemnification Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which the Indemnification Escrow

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                                      -10-

Agent is advised by legal counsel of its own choosing is binding upon it; and if the Indemnification Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

                  (g) The Indemnification Escrow Agent may resign by giving sixty (60) days' advance written notice to Parent and the Indemnification Representative and thereafter shall deliver the Indemnification Escrow Shares to such substitute escrow agent as Parent and the Indemnification Representative shall jointly direct in writing. If such direction to deliver to a substitute escrow agent is not received by the Indemnification Escrow Agent within sixty
(60) days after mailing such notice of resignation, it is unconditionally and irrevocably authorized, directed and empowered to file an interplea motion and deliver all items held by it to a court of competent jurisdiction.

                  (h) In consideration of its acceptance of the appointment as the Indemnification Escrow Agent, the Parent agrees to indemnify and hold the Indemnification Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof (except as such liability may arise out of or be based upon the gross negligence, bad faith or willful misconduct of the Indemnification Escrow Agent), and to reimburse the Indemnification Escrow Agent for all its reasonable expenses, including, among other things, counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto.


         SECTION 9 ARBITRATION. All disputes related to the indemnification obligations of all or any of the parties hereto under the provisions of this Agreement shall be submitted to, and settled by, arbitration in Boston, Massachusetts, in accordance with the Rules of the American Arbitration Association. The dispute shall be submitted to one arbitrator agreed to by the Indemnified Party and the Indemnifying Party. If the Indemnified Party and the Indemnifying Party cannot agree on one arbitrator, one arbitrator will be selected by each party, with the two selected arbitrators then selecting a third arbitrator. The fees and expenses of the arbitration or arbitrators shall be paid by the Indemnifying Party unless the indemnification obligation is reduced to less than 50% of the amount in the related Notice of Claim and in such event the fees and expenses shall be paid by the Indemnified Party. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the Commonwealth of Massachusetts for the purposes of the enforcement of any arbitration award.


         SECTION 10 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given if delivered in person, by overnight courier, electronic facsimile or telex (and shall be deemed to have been duly given on the date of delivery if so given), or by first class mail (postage prepaid) (and shall be deemed to have been duly given the second business day after the date of the postmark if so given) to the respective parties as follows:

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                                      -11-

         If to Parent:

                Excel Switching Corporation
                255 Independence Drive
                Hyannis, MA  02601

                Facsimile:  (508) 862-3160

         If to the Company:

                RAScom, Inc.
                5 Industrial Way
                Salem, NH  03070

                Facsimile:

         If to the Indemnification Representative or any Company Shareholder:
                  Mark Galvin
                  RAScom, Inc.
                  5 Industrial Way
                  Salem, NH 03079
                  Telephone: (603)870-4222
                  Facsimile: (603) 898-4242

         If to the Indemnification Escrow Agent:
                  State Street Bank and Trust Company
                  Two International Place
                  Boston, MA 02110
                  Attn: Corporate Trust Department

or to such other address or facsimile number as any party may have furnished to the others in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt.


         SECTION 11 HEADINGS. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.


         SECTION 12 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise.

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         SECTION 13   PARTIES IN INTEREST. This Agreement shall be binding upon
and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.


         SECTION 14 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect, provided that enforcement of such other provisions in the absence of the invalid or unenforceable provisions does not deprive any party of the benefit of the bargain.


         SECTION 15 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and same Agreement.


         SECTION 16 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the
Indemnification Representative, the Indemnification Escrow Agent and each Company Shareholder have caused this Agreement to be signed by their respective officers thereunto duly authorized, and their respective seals to be affixed hereto, as of the date first written above.


                                 EXCEL SWITCHING CORPORATION


                                 By: /s/ Chritopher Stavros
                                     -------------------------------------
                                 Title: Vice President and General Counsel
                                        ----------------------------------



                                 RACEPOINT ACQUISITION CORPORATION

                                 By: Christopher Stavros
                                     -------------------------------------
                                 Title: Vice President
                                        ----------------------------------


                                 RASCOM, INC.

                                 By: /s/ Mark Galvin
                                     -------------------------------------
                                 Title: President
                                        ----------------------------------

                                 /s/ Mark Galvin
                                 -----------------------------------------
                                 Name:  Mark Galvin
                                 as Indemnification Representative



                                 STATE STREET BANK AND TRUST COMPANY
                                 As Indemnification Escrow Agent

                                 By: /s/ Arthur Blakeslee
                                     -------------------------------------
                                 Title: Assistant Vice President
                                        ----------------------------------

                                 /s/ Mark Galvin
                                 -----------------------------------------
                                 Mark Galvin
                                 Address:  69 Indian Ridge Road
                                           East Hempstead, NH  03826

                                 /s/ Aaron A. Galvin
                                 /s/ Fryda Galvin
                                 -----------------------------------------
                                 Aaron A. Galvin and Frayda Galvin
                                 Address:  130 Mt. Auburn Street
                                           Cambridge, MA  02138


                                 /s/ Allan M. Kline
                                 -----------------------------------------
                                 Allan M. Kline
                                 Address:  34 Philips Road
                                           Sudbury, MA  01776


                                 /s/ Allen A. Hauf
                                 -----------------------------------------
                                 Allen A. Hauf
                                 Address:  60 Brucewood East
                                           Acton, MA  01720


                                 /s/ Arnold B. Denton
                                 -----------------------------------------
                                 Arnold B. Denton
                                 Address:  36 The Garrison
                                           Dover, NH  03820


                                 /s/ C.W. Dick
                                 -----------------------------------------
                                 C.W. Dick
                                 Address:  19 Thoreau Circle
                                           Beverly, MA  01915


                                 CHARLES RIVER PARTNERSHIP VII
                                 1000 Winter Street, Suite 3300
                                 Waltham, MA 02154


                                 By: /s/ Michael Zak
                                     -------------------------------------
                                 Title: General Partner
                                        ----------------------------------


                                 /s/ Chris Carroll
                                 -----------------------------------------
                                 Chris Carroll
                                 Address:  120 Gray Street
                                           North Andover, MA  01845

                                 /s/ Dennis A. Kirshy
                                 -----------------------------------------
                                 Dennis A. Kirshy
                                 Address:  26 Cart Path Road
                                           Weston, MA  02193


                                 /s/ Edward J. Los
                                 -----------------------------------------
                                 Edward J. Los
                                 Address:  7 Cheyenne Drive
                                           Nashua, NH  03063


                                 FIRST ALBANY CORPORATION
                                 CUSTODIAN FBO JAMES C. SCHWALBE IRA
                                 7 Carousel Court
                                 Londonderry, NH  03053


                                 By: /s/ Matthew Hurley
                                     -------------------------------------
                                 Title: Supervisor
                                        ----------------------------------


                                 By: /s/ Scott Perkins
                                     -------------------------------------
                                 Title: Guarantor
                                        ----------------------------------


                                 /s/ Geoffrey Devine
                                 -----------------------------------------
                                 Geoffrey Devine
                                 Address:  P.O. Box 233
                                           Salem, NH  03079


                                 /s/ Gerald A. Friesen
                                 -----------------------------------------
                                 Gerald A. Friesen
                                 Address:  1300 Chinquapin Road
                                           Churchville, PA 18966


                                 /s/ Gilbert M. Kaufman
                                 -----------------------------------------
                                 Gilbert M. Kaufman
                                 Address:  19 Grist Mill Road
                                           Acton, MA  01720

                                 HANCOCK VENTURE PARTNERS V-DIRECT FUND L.P.
                                 One Financial Center
                                 Boston, MA  02109

                                 By:  HVP V - Direct Associates L.L.C.
                                 Its: General Partner

                                 By:  Harbour Vest Partners, LLC
                                 Its: Managing Member


                                 By: /s/ Ofer Nemerovsky
                                     -------------------------------------
                                 Title: Managing Director
                                        ----------------------------------


                                 /s/ Harry Newton
                                 -----------------------------------------
                                 Harry Newton
                                 Address:  12 West 21st Street
                                           New York, NY  10010



                                 INTERSTOCK ANSTALT
                                 Herrengasse 21
                                 P.O. Box 339
                                 FL-9490 Vaduz
                                 LICHTENSTEIN

                                 By: /s/ Heimo Quaderer
                                     /s/ Edith Hueppi
                                     -------------------------------------
                                 Title: Directors
                                       -----------------------------------


                                 /s/ James C. Schwalbe
                                 -----------------------------------------
                                 James C. Schwalbe
                                 Address:


                                 /s/ Jeffery S. Basile
                                 -----------------------------------------
                                 Jeffery S. Basile
                                 Address:  24 Southgate Road
                                           Hollis, NH  03049


                                 /s/ Joseph C. Genovese
                                 -----------------------------------------
                                 Joseph C. Genovese
                                 Address:  24 Mill Street
                                           Lincoln, MA  01773

                                 /s/ Joseph H. Reilly
                                 -----------------------------------------
                                 Joseph H. Reilly
                                 Address:  41 Pilgrim Street, #201
                                           Cambridge, MA  03087


                                 /s/ Kathryn Barrie
                                 -----------------------------------------
                                 Kathryn Barrie
                                 Address:  277 Harrantis Lake Road
                                           Chester, NH  03036


                                 /s/ Kenneth M. Stess
                                 -----------------------------------------
                                 Kenneth M. Stess
                                 Address:  26 Chandler Drive
                                           Atkinson, NH  03811


                                 /s/ Kevin D. Smith
                                 /s/ Kathryn B. Smith
                                 -----------------------------------------
                                 Kevin D. and Kathryn B. Smith
                                 Address:  15 Varley Drive
                                           Hanata, Ontario K2K 1E7
                                           CANADA


                                 /s/ Kevin Dick
                                 -----------------------------------------
                                 Kevin Dick
                                 Address:  37 Riverdale Avenue
                                           Bradford, MA  01835


                                 /s/ Kimberly A. Ward
                                 -----------------------------------------
                                 Kimberly A. Ward
                                 Address:  6 Harmony Drive
                                           Londonderry, NH  03053

                                 LE SERRE
                                 c/o Frank M. Polestra
                                 Ascent Venture Management, Inc.
                                 60 State Street, 19th Floor
                                 Boston, MA  02109


                                 By: /s/ Frank Polestra
                                     -------------------------------------
                                 Title: Partner
                                        ----------------------------------


                                 /s/ Leigh Michl
                                 -----------------------------------------
                                 Leigh Michl
                                 Address: 74 Cherry Brook Road
                                          Weston, MA  02193


                                 /s/ Louis Piazza
                                 -----------------------------------------
                                 Louis Piazza
                                 Address: 11 Carter Lane
                                          Andover, MA  01810


                                 /s/ Marcia Haskel
                                 -----------------------------------------
                                 Marcia Haskel
                                 Address: 8 Ivanhoe Lane
                                          Andover, MA  01810


                                 /s/ Margo Bik
                                 /s/ Nicholas Bik
                                 -----------------------------------------
                                 Margo and Nicholas Bik
                                 Address:  132 Farm Street
                                           Balckstone, MA  01504


                                 /s/ Michael Barza
                                 -----------------------------------------
                                 Michael Barza
                                 Address:  46 Tudor Road
                                           Chestnut Hill, MA  02167


                                 /s/ Michael J. Wood
                                 -----------------------------------------
                                 Michael J. Wood
                                 Address:  11 Lori Road
                                           Derry, NH  03038

                                 /s/ Mitchel Sayare
                                 /s/ Susan E. Whitehead
                                 -----------------------------------------
                                 Mitchel Sayare and Susan E. Whitehead
                                 Address:  15 Woodcliff Avenue
                                           Wellesley, MA  02181


                                 /s/ Naresh C. Parmer
                                 -----------------------------------------
                                 Naresh C. Parmer
                                 Address:  36 Adelman Road
                                           Billerica, MA  01821


                                 /s/ Peter Livingstone
                                 -----------------------------------------
                                 Peter Livingstone
                                 Address:  2 Elmwood Avenue, Apt. 35
                                           Winchester, MA  01890


                                 /s/ Peter S. Rood
                                 -----------------------------------------
                                 Peter S. Rood
                                 Address:  6 High Ridge Road
                                           Franklin, MA  02038


                                 /s/ Philip Arrigo
                                 /s/ Frances Arrigo
                                 -----------------------------------------
                                 Philip Arrigo and Frances Arrigo
                                 Address:  74 Governor Dinsmore
                                           Windham, NH  03087


                                 PCC TRANSFER LIMITED
                                 PARTNERSHIP
                                 60 State Street, 19th Floor
                                 Boston, MA 02109


                                 By: /s/ Frank Polestra
                                     -------------------------------------
                                 Title: Manager
                                        ----------------------------------

                                 PIONEER VENTURES LIMITED PARTNERSHIP II
                                 60 State Street
                                 Boston, MA  02109

                                 By: /s/ Frank Polestra
                                     -------------------------------------
                                 Title: President
                                        ----------------------------------


                                 /s/ R. Stephen Cheheyl
                                 -----------------------------------------
                                 Stephen R. Cheheyl
                                 Address:  130 Lane's End
                                           Concord, MA  01742


                                 /s/ Reid L. Simpson
                                 -----------------------------------------
                                 Reid L. Simpson
                                 Address:  141 Greenwood Road
                                           Andover, MA  01810


                                 /s/ Robert J. Grochmal
                                 -----------------------------------------
                                 Robert J. Grochmal
                                 Address:  6 Independence Avenue
                                           Derry, NH  03038


                                 /s/ Robert J. Grochmal
                                 /s/ Debra A. Grochmal
                                 -----------------------------------------
                                 Robert J. Grochmal and Debra A.Grochmal, JTWROS
                                 Address:  6 Independence Avenue
                                           Derry, NH  03038

                                 /s/ Rodger P. Nordblom
                                 -----------------------------------------
                                 Rodger P. Nordblom
                                 Address:  c/o Nordblom Company
                                           31 Third Avenue
                                           Brighton, MA  01803


                                 /s/ Ron Pullis
                                 -----------------------------------------
                                 Ron Pullis
                                 Address:  42527 S.E. 175th Place
                                           North Bend, WA  98045


                                 /s/ Rubin Gruber
                                 -----------------------------------------
                                 Rubin Gruber
                                 Address:  709 Sudbury Road
                                           Concord, MA  01742


                                 /s/ Stefan Giesler
                                 -----------------------------------------
                                 Stefan Gieseler
                                 Address:  Erbstollen 8A
                                           44797 Bochum
                                           GERMANY


                                 /s/ Steven A. Mulawski
                                 -----------------------------------------
                                 Steven A. Mulawski
                                 Address:  6 Virginia Road
                                           Tyngsboro, MA  01879


                                 SVE STAR VENTURES ENTERPRISES NO. V,
                                 a German Civil Law Partnership
                                 (with Limitation of Liability)
                                 Possart Strasse 9
                                 D-81679 Munich
                                 GERMANY


                                 By: SVM Star Ventures
                                 Managementgesellschaft mbH Nr. 3
                                 Its: Managing Partner

                                 By: /s/ Meir Barel
                                     -------------------------------------
                                 Title: Managing Director
                                        ----------------------------------

                                 SVM STAR VENTURES
                                 MANAGEMENTGESELLSCHAFT MBH
                                 Nr. 3 & Co. KG
                                 Possart Strasse 9
                                 D-81679 Munich
                                 GERMANY

                                 By: SVM Star Ventures
                                 Managementgesellschaft mbH Nr. 3
                                 Its: Managing Partner

                                 By: /s/ Meir Barel
                                     -------------------------------------
                                 Title: Managing Partner
                                        ----------------------------------


                                 /s/ Terry R. Young
                                 -----------------------------------------
                                 Terry R. Young
                                 Address:  4 Aiken Street
                                           Derry, NH  03038


                                 THE MHF SYLVAN FUND
                                 63 Sylvan Lane
                                 Weston, MA  02193


                                 By: /s/ Edward Saxe
                                     -------------------------------------
                                 Title: Trustee
                                        ----------------------------------


                                 /s/ Thomas W. Mullaney, Jr.
                                 -----------------------------------------
                                 Thomas W. Mullaney, Jr.
                                 Address:  11 Seaview Drive
                                           Newbury, MA  01951


                                 /s/ Warren J. Maxwell
                                 -----------------------------------------
                                 Warren J. Maxwell
                                 Address:  72 High Road
                                           Newbury, MA  01951

                                 WATERLINE CAPITAL, LLC
                                 c/o Alexander M. Levine
                                 790 Boylston Street
                                 Boston, MA  02199

                                 By: /s/ Alexander M. Levine
                                     -------------------------------------
                                 Title: Managing Director
                                        ----------------------------------


                                 /s/ Richard Hannapel
                                 -----------------------------------------
                                 Richard Hannapel
                                 Address:


                                 /s/ Joseph A. Keelan
                                 -----------------------------------------
                                 Joseph A. Keelan
                                 Address:  139 Plain Road
                                           Westford, MA  01886



                                 CASSIE DALTON STESS TRUST
                                 c/o Kenneth Stess

                                 By: /s/ Kenneth Stess
                                     -------------------------------------
                                 Title: Trustee
                                       -----------------------------------


Exhibit A to this Escrow Agreement has not been filed. Exhibit A contains fee information for services rendered by the Indemnification Escrow Agent. The Registrant hereby agrees to furnish a copy of Exhibit A if so requested by the Commission.